April 29, 2010

Mundoval Funds 7855 Ivanhoe Avenue, Suite 210 La Jolla, CA 92037

Re: Mundoval Funds, File Nos. 333-116723 and 811-21596

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Mundoval Funds' Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

576924.1